Exhibit 23.1

Consent of Registered Public Accounting Firm

To the Board of Directors

Coast Financial Holdings, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112941) of Coast Financial Holdings, Inc. of our report dated March 28, 2005, with respect to the consolidated financial statements of Coast Financial Holdings, Inc. and Subsidiary included in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.

HACKER, JOHNSON & SMITH PA

Tampa, Florida

March 28, 2005